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EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT


        The following is a list of all subsidiaries of Premier Financial Bancorp, Inc. and their state of incorporation.

        Subsidiary                                       State of Incorporation

Citizens Deposit Bank and Trust Company                         Kentucky

County Finance (a direct subsidiary of Citizens Deposit
   Bank and Trust Company)                                      Kentucky

Bank of Germantown                                              Kentucky

Georgetown Bancorp, Inc.                                        Kentucky

Georgetown Bank and Trust Company (a direct subsidiary
   of Georgetown Bancorp, Inc.)                                 Kentucky

Citizens Bank                                                   Kentucky

Premier Data Services, Inc.                                     Kentucky

Farmers Deposit Bancorp, Inc.                                   Kentucky

Farmers Deposit Bank (a direct subsidiary of Farmers
   Deposit Bancorp, Inc.)                                       Kentucky

The Sabina Bank                                                 Ohio

Ohio River Bank                                                 Ohio